Exhibit 10.19

January 26, 2023

Re:	Outstanding Notes

Reference is made to the Convertible Promissory Notes issued by Citrine Global, Corp. (the “Company”) to the order of Citrine Hi Tech 8 LP (“LP 8”) in the principal amount of $100,000 (“Note 1”) issued on June 15, 2020 and the note in the principal amount of $350,000 issued on June 21, 2020 (“Note 2”; together with Note 1, the “Notes”), in each case due on October 31, 2023 and issued pursuant to the terms of the Convertible Note Purchase Agreement, dated as of April 1, 2020 the “Convertible Note Agreement”), as subsequently amended, by the Company, LP 8 and certain other parties.

In consideration of the mutual covenants herein and subject to the terms herein, each of the Company and LP 8 hereby agree to the following:

1. Extend the Maturity Date (as defined in each of the Notes) from October 31, 2023 to the earlier of May 31, 2024 or such time as the Company consummates an investment of at least $5 million in the Company’s securities;

2. If the Company’s common stock is listed on the Nasdaq Stock Market, then each of the Company and LP 8 hereby agree that the outstanding amount of the Notes shall then be automatically convertible, in whole or in part, to shares of the Company’s common stock at a conversion price equal to the price paid by the public investors for the common stock in such offering and on the same other terms and conditions provided to the public investors in such offering, provided, that, the Company shall determine in its sole discretion, to convert, in whole or in part, the amount of the outstanding Note which shall be so converted.

This agreements herein shall be deemed to amend the terms of the Convertible Note Agreement and the terms of the Notes. Except as modified herein, the terms and provisions of the Notes shall remain unmodified and in full force and effect. Other than as stated herein, this agreement shall not operate as a waiver of any condition or obligation imposed on the parties under the Convertible Loan Agreement and the Notes. In the event of any conflict, inconsistency, or incongruity between any provision of this agreement and any provision of the Convertible Loan Agreement and the Notes, the provisions of this agreement shall govern and control. This agreement shall not be changed or modified orally, but only by an instrument in writing signed by the parties.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Letter Amendment as of the date first written above.

CITRINE GLOBAL, CORP.

By:
Name
Title:

CITRINE 8 LP

By:
Name:
itle: